Exhibit 15.2

Moore Australia Audit (WA)
Level 15, Exchange Tower
2 The Esplanade, Perth, WA 6000
PO Box 5785, St Georges Terrace, WA 6831

T +61 8 9225 5355
F +61 8 9225 6181
www.moore-australia.com.au

31 October 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the section entitled “Item 16F. Change in Registrant’s Certifying Accountant” in the Annual Report on Form 20-F for the fiscal year ended June 30, 2025 of Elevra Lithium Limited.

We are in agreement with the statements contained in the fourth, sixth and ninth paragraphs under the section entitled “Change in Registrant’s Certifying Accountant” therein and have no basis to agree or disagree with other statements of the registrant contained therein.

Yours faithfully

/s/ Moore Australia
Moore Australia Audit (WA)
Chartered Accountants

GREGORY GODWIN
PARTNER

Moore Australia Audit (WA) – ABN 16 874 357 907.
An independent member of Moore Global Network Limited - members in principal cities throughout the world.
Liability limited by a scheme approved under Professional Standards Legislation.